Exhibit 32.2

I, Edward Alexander, the Chief Financial Officer of Proton Laboratories, Inc. hereby certify that Proton Laboratories, Inc.'s periodic report on Form 10-QSB and the financial statements contained therein fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) and that information contained in the periodic report on Form 10-QSB and the financial statements contained therein fairly represents, in all material respects, the financial condition and results of the operations of Proton Laboratories, Inc.

November 20, 2006
(signed)_______________________
/s/Edward Alexander
Edward Alexander
Chief Executive Officer